EXHIBIT 3.6

               CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
                                       of
                 SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       of
                                TRUEYOU.COM, INC.

         TRUEYOU.COM, INC., a Delaware corporation (the "Corporation"), pursuant to Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations, Rights and Preferences and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, as amended to date (the "Certificate"), which authorizes the issuance of 1,000,000 shares of preferred stock, $0.001 par value per share, in one or more series, the Board duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

         RESOLVED, that, pursuant to Article Fourth, of the Certificate, the Board hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 1,530 shares, par value $0.001 per share, to be designated "Series D Cumulative Convertible Preferred Stock" (hereinafter, the "Preferred Stock"); and be it

         RESOLVED, that the Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank pari passu with the Corporation's Series C Convertible Preferred Stock, par value $0.001 per share (hereinafter, the "Series C Preferred Stock"); and be it

         RESOLVED, that each share of Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

         1. Dividends. The holders of the Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefor, cumulative dividends payable as set forth in this Section 1.

            (a) Dividends on the Preferred Stock shall accrue and shall be cumulative from the date of issuance of the shares of Preferred Stock (the "Date of Original Issue"), whether or not earned or declared by the Board. Until paid, the right to receive dividends on the Preferred Stock shall accumulate, and shall be payable semi-annually at the Corporation's option in either cash or in shares of the Corporation's Common Stock (the "Common Stock"), as set forth below, in arrears, on June 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on June 30, 2006 (the "Initial Dividend Payment Date") except that if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the immediately preceding business day. If the Corporation elects to pay the dividend in shares of Common Stock, the Corporation shall set aside a sufficient number of shares of Common Stock

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for the  payment  of such  declared  dividends  and shall  deliver  certificates representing such shares of Common Stock to the holders of shares of Preferred Stock as of the record date for such dividend in payment of such declared dividends within three business days after such Dividend Payment Date. Each such dividend declared by the Board on the Preferred Stock shall be paid to the holders of record of shares of the Preferred Stock as they appear on the stock register of the Corporation on the record date which shall be the business day next preceding a Dividend Payment Date (each, a "Record Date"). Dividends in arrears for any past dividend period may be declared by the Board and paid on shares of the Preferred Stock on any date fixed by the Board, whether or not a regular Dividend Payment Date, to holders of record of shares of the Preferred Stock as they appear on the Corporation's stock register on the Record Date. Any dividend payment made on shares of the Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid. If a dividend is to be paid in shares of Common Stock, the Common Stock shall be valued at the Current Market Price (as defined below) as of the Dividend Payment Date. In furtherance thereof, the Corporation shall reserve out of the authorized but unissued shares of Common Stock, solely for issuance in respect of the payment of dividends as herein described, a sufficient number of shares of Common Stock to pay such dividends, when, if and as declared by the Board of the Corporation.

            (b) Dividend Periods; Dividend Rate; Calculation of Dividends.
                ---------------------------------------------------------

            (i) Dividend Periods. The dividend periods (each, a "Dividend Period") shall be as follows: The initial Dividend Period shall begin on the Date of Original Issue and end on the Initial Dividend Payment Date, and each Dividend Period thereafter shall commence on the day following the last day of the preceding Dividend Period and shall end on the next Dividend Payment Date.

            (ii) Dividend Rate. The dividend rate on each share of Preferred Stock (the "Dividend Rate"), to be paid per annum on the Liquidation Preference (as defined below) shall be 4%.

            (iii) Notwithstanding the foregoing, if at any time, a Breach Event (as defined below) occurs, then the Dividend Rate shall be 8% for each Dividend Period in which a Breach Event has occurred or is outstanding.

            (iv) Calculation of Dividends.
                 ------------------------

               (A) The amount of dividends per share of Preferred Stock payable for each Dividend Period or part thereof shall be computed by multiplying the Liquidation Preference by the Dividend Factors (as defined below) for all Dividend Rates in effect during the Dividend Period or part thereof.

               (B) The "Dividend Factor" for each Dividend Rate in effect from time to time shall be that Dividend Rate multiplied by a fraction, the numerator of which is the number of days in the applicable Dividend Period or part thereof on which both (1) the share of Preferred Stock was outstanding and (2) the Dividend Rate was in effect, and the denominator of which is 365.

            "Current Market Price" means, in respect of any share of Common Stock on any date herein specified:

               (1) if there shall not then be a public market for the Common Stock, the higher of (a) the book value per share of Common Stock at such date, and (b) the fair market value per share of Common Stock as determined in good faith by the Board, or

               (2) if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the 5 consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing bid price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or Pink Sheets LLC, (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the "NASD") selected mutually by holders of a majority of the Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holders of a majority of the Preferred Stock and one of which shall be selected by the Corporation (as applicable, the "Daily Market Price").

            "Breach Event" means either:
             ------------

            (i) Any breach of any material warranty or representation of the Corporation as of the date made in the Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") entered into among the Corporation and the purchasers of the Preferred Stock on or about the date this Certificate of Designation is filed with the Secretary of State of the State of Delaware (the "Filing Date") or any agreement delivered therewith which breach, if capable of being cured, has not been cured within ten (10) days after notice of such breach has been given by the holders of a majority of Preferred Stock to the Corporation (the "Breach Cure Period"); or

            (ii) Any breach by the Corporation of any material covenant or other provision of the Purchase Agreement or any agreement delivered therewith which breach, if capable of being cured, has not been cured within the Breach Cure Period.

            (c) No dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation (other than the Series C Preferred Stock for which dividends shall be pari passu with the Preferred


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

Stock) for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Preferred Stock through the most recent Dividend Payment Date. Without prejudice to the foregoing, if full cumulative dividends have not been paid on shares of the Preferred Stock, all dividends declared on shares of the Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Preferred Stock.

            (d) To the extent permitted by applicable law, dividends on the Preferred Stock may be paid even if, after giving effect thereto, the Corporation's total assets would be less than the sum of its total liabilities, plus the amount that would be needed, if the Corporation were to be dissolved at the time of such distribution, to satisfy the preferential rights upon dissolution of stockholders, if any, whose preferential rights are superior to those receiving the distribution.

            (e) The holders of the Preferred Stock shall each be entitled to receive any dividends or distributions (other than dividends payable solely in additional Common Stock), declared by the Board and paid to the holders of Common Stock, out of any assets legally available therefor, pari passu, with the amount of such dividends to be distributed to the holders of Preferred Stock on an As-Converted Basis (as defined below), without giving effect to the limitations set forth in Section 5(h) hereof, immediately prior to the declaration of such dividend or distribution. "As-Converted Basis" means, as of the time of determination, that number of shares of Common Stock which a holder of Preferred Stock would hold if all shares of Preferred Stock held by such holder were converted into shares of Common Stock pursuant to Section 5 hereof (regardless of the number of shares of Common Stock that the Corporation is then authorized to issue) at the then applicable Conversion Value (as defined below).

         2. Voting Rights. Except as otherwise provided herein or as provided by law, the holders of the Preferred Stock shall have full voting rights and powers, subject to the Beneficial Ownership Cap as defined in Section 5(h), if applicable, equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each holder of shares of Preferred Stock shall be entitled to vote on an As-Converted Basis, determined on the record date for the taking of a vote, subject to the applicable Beneficial Ownership Cap limitations set forth in Section 5(h), or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         3.   Rights on Liquidation.
              ---------------------

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of any other class or series of the Corporation's capital stock, the holders of Preferred Stock shall be entitled to receive payment, pari passu with the holders of the Series C Preferred Stock, out of


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

such assets of the Corporation in an amount equal to $10,000 per share of Preferred Stock, subject to adjustment from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Preferred Stock (such applicable amount being referred to as the "Liquidation Preference" for the Preferred Stock), plus any accumulated and unpaid dividends (whether or not earned or declared) on the Preferred Stock. If the assets of the Corporation available for distribution to the holders of Preferred Stock and the Series C Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Preferred Stock and the holders of the Series C Preferred Stock based on the aggregate applicable liquidation preferences of the shares of Preferred Stock or Series C Preferred Stock held by each such holder.

            (b) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount of (i) the Liquidation Preferences payable with respect to all shares of Preferred Stock then outstanding plus any accumulated and unpaid dividends and (ii) the liquidation preference payable with respect to the Series C Preferred Stock, then, after the payment required by paragraph 3(a) above shall have been made or irrevocably set aside, the holders of Common Stock and the holders of Preferred Stock and the Series C Preferred Stock shall be entitled to receive, pari passu, payment of a pro rata portion of such remaining assets based on the aggregate number of shares of Common Stock held or deemed to be held by such holder. The holders of Preferred Stock shall participate in such aforementioned distribution on an As-Converted Basis without giving effect to the limitations set forth in Section 5(h) hereof.

            (c) A Change of Control (as defined below) of the Corporation shall not be deemed a Liquidation, but shall instead be governed by the terms of
Section 7 below.

         4. Actions Requiring the Consent of Holders of Preferred Stock. As long as any shares of Preferred Stock are outstanding, the consent of the holders of at least 75% of the shares of Preferred Stock at the time outstanding, given in accordance with the Certificate and Bylaws of the Corporation, as amended, shall be necessary for effecting or validating any of the following transactions or acts, whether by merger, consolidation or otherwise:

            (a) The authorization or creation by the Corporation of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock) in each case ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with (other than the Series C Preferred Stock) or senior to, the Preferred Stock in any manner;

            (b) The issuance of shares of any class or series of capital stock, or any security convertible into stock of any such class or series, ranking in terms of liquidation preference, redemption rights and dividend rights, junior to, the Preferred Stock ("Junior Securities") except for each of the following (which shall not be mutually exclusive):

            (i) the issuance, from time to time, of Junior Securities where the aggregate gross proceeds to the Corporation of all such issuances does not exceed $5 million;

            (ii) the issuance, from time to time, of Junior Securities at a valuation of at least $0.191662 per share of Common Stock (subject to adjustment from time to time as a result of a stock split, stock combination or any other similar event affecting the Common Stock) where the aggregate gross proceeds to the Corporation of all such issuances does not exceed $5 million;

            (iii) the issuance, from time to time, of Junior Securities at a valuation of at least $0.191662 per share of Common Stock (subject to adjustment from time to time as a result of a stock split, stock combination or any other similar event affecting the Common Stock), where (A) all of the proceeds are used to repay indebtedness of the Corporation outstanding as of the Date of Original Issue and (B) the aggregate gross proceeds to the Corporation of all such issuances does not exceed $11 million;

            (iv) the issuance of Junior Securities in connection with a Qualified Public Offering; and

            (v) any Exempt Issuances. (c) The redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock of the Corporation or any of its subsidiaries or any option, warrant or other right to purchase or acquire any such shares, or any other security, other than (A) the redemption of Preferred Stock pursuant to the terms hereof or the Series C Preferred Stock pursuant to the terms thereof, (B) the repayment or prepayment of any indebtedness or (C) pursuant to the repurchase rights of the Corporation under options or restricted stock grants to directors, employees or consultants of the Corporation, in each case, granted under equity incentive plans approved by the Board;

            (d) The declaration or payment of any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Corporation or any subsidiary, other than a dividend or other distribution pursuant to the terms of the Preferred Stock or a dividend or other distribution pursuant to the terms of the Series C Preferred Stock, unless all dividends then due on the Preferred Stock shall have been paid;

            (e) Any amendment, alteration or repeal of any of the provisions of this Certificate of Designation (including, without limitation, any increase in the number of shares of Preferred Stock authorized);

            (f) Any  amendment,  alteration or repeal of (i) the  Certificate or
(ii) the Bylaws of the Corporation that will adversely affect the rights of the holders of the Preferred Stock; or

            (g) Prior to the effectiveness of the Authorized Share Increase (as defined herein) any amendment to the Certificate to authorize or increase the authorized number of shares of the Corporation's Common Stock, unless such amendment would constitute an Authorized Share Increase.

         5.   Conversion.
              ----------

            (a) Right to Convert. Subject to Section 5(k) below and subject to the limitations set forth in Section 5(h) hereof, the holder of any share or shares of Preferred Stock shall have the right at any time, at such holder's option, to convert all or any lesser portion of such holder's shares of Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the Conversion Value (as defined below) then in effect for such Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price per share of the Common Stock.

            (b) Automatic Conversion. Subject to Section 5(k) below and subject to the limitation set forth in Section 5(h) hereof, all the outstanding Preferred Stock shall be automatically converted upon the occurrence of a Conversion Triggering Event (as defined below), as of the effective time of such event (the "Automatic Conversion Date"), into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as hereinafter defined) then in effect for such Preferred Stock (the "Automatic Conversion"). The Corporation shall give the holders of Preferred Stock written notice of an anticipated Conversion Triggering Event not less than 10 days and not more than 30 days prior to the date on which such Conversion Triggering Event is anticipated. Nothing in this Section 5(b) shall be construed so as to limit the right of a holder of Preferred Stock to convert pursuant to Section 5(a) at any time.

            "Conversion Triggering Event" shall mean, such time as:

                         (i) The Corporation  shall have closed a sale of Common
                  Stock by the Corporation in an underwritten public offering in which the aggregate gross proceeds of the offering to the Corporation are at least $30,000,000 (without giving effect to the possible conversion or exercise of any warrant, convertible security or other derivative security included in such offering) (a "Qualified Public Offering"); and

                         (ii) the  Registration  Statement  covering  all of the
                  shares of Common Stock into which the Preferred Stock is convertible is then effective and sales may be made pursuant thereto or all of the shares of Common Stock into which the Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

                  "Registration Statement" shall have the meaning established in the Investor Rights Agreement dated on or about the Filing Date, by and among the Corporation and the other parties signatory thereto.

            (c) Mechanics of Conversion.
                -----------------------

            (i) Such right of conversion (other than Automatic Conversion) shall be exercised by the holder of shares of Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the "Conversion Notice"),


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

     appropriately completed and duly signed and specifying the number of shares of Preferred Stock that the holder elects to convert (the "Converting Shares") into shares of Common Stock, and by surrender not later than two
     (2) business days thereafter of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly after the receipt of the Conversion Notice, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder's nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Conversion Notice (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

            (ii) The Corporation shall issue certificates representing the shares of Common Stock to be received upon conversion of the Preferred Stock (the "Conversion Shares") (and certificates for unconverted Preferred Stock) within three (3) business days of the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) business days after the receipt by the Corporation of such Conversion Notice. If certificates evidencing the Conversion Shares are not received by the holder within five (5) business days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Conversion Shares or in payment of dividends hereunder, provided the
     Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Corporation shall use its commercially reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or dividend payment to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above, and for delivery of Common Stock in payment of dividends hereunder, shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date. If the conversion has not been rescinded in accordance with this paragraph and the Corporation fails to deliver to the holder such certificate or certificates (or shares through DTC) pursuant to this Section 5 (free of any restrictions on transfer or legends, if such shares have been registered) in accordance herewith, prior to the seventh trading day after the Conversion Date (assuming timely surrender of the Preferred Stock certificates), the Corporation shall pay to such holder, in cash, on a per diem basis, an amount equal to 2% of the Liquidation Preference of all Preferred Stock held by such holder per month until such delivery takes place.

            (iii) The Corporation's obligation to issue Common Stock upon conversion of Preferred Stock shall be absolute, is independent of any covenant of any holder of Preferred Stock, and shall not be subject to: (A) any offset or defense; or (B) any claims against the holders of Preferred Stock whether pursuant to this Certificate of Designation, the Purchase Agreement, the Investor Rights Agreement, the Warrants or otherwise.

            (iv) Subject to the provisions of Section 5(h), in the event that a Conversion Triggering Event has occurred, all the shares of Preferred Stock shall be converted on the Automatic Conversion Date as if the holders thereof had delivered a Conversion Notice with respect to such shares on such date. Promptly thereafter, the holders of the Preferred Stock shall deliver their certificates evidencing the Preferred Stock to the
     Corporation or its duly authorized transfer agent, and upon receipt thereof, the Corporation shall issue or cause its transfer agent to issue certificates evidencing the Common Stock into which the shares Preferred Stock have been converted.

            (d) Beneficial Ownership Cap. To the extent that any shares of Preferred Stock are not automatically converted upon the occurrence of a Automatic Conversion on account of the application of Section 5(h), such shares of Preferred Stock shall be deemed converted automatically under this Section 5 at the first moment thereafter when Section 5(h) would not prevent such conversion. Notwithstanding the preceding sentence, upon the occurrence of the Automatic Conversion, (a) the right to accrue dividends on Preferred Stock
(other than dividends pursuant to Section 1(e) hereof); (b) the right to the Liquidation Preference of the Preferred Stock, including, without limitation, the right to be treated as holders of Preferred Stock in the event of a merger or consolidation; (c) the veto rights described in Section 4 hereof; (d) the rights upon a Change of Control provided in Section 7(a) (but not Section 7(b));
(e) the participation rights provided in Section 10 hereof; (f) the redemption rights in Section 13 hereof; and (g) the right of first offer in Section 14 hereof, in each case, shall cease immediately.

            (e) Conversion Value. The initial conversion value for the Preferred Stock shall be $0.191662 (such value to be subject to adjustment in accordance with the provisions of this Section 5). Such conversion value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as a "Conversion Value." All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Preferred Stock.

            (f) Stock Dividends, Subdivisions and Combinations. If at any time while the Preferred Stock is outstanding, the Corporation shall:

            (i) cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

            (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

            (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Paragraph 5(f) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this Paragraph 5(f) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

            (g) Certain Other Distributions. If at any time while the Preferred Stock is outstanding the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

            (i) cash,

            (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 5(f) hereof), or

            (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 5(g)(i), 5(g)(ii) and 5(g)(iii) hereof, the "Distributed Property"), then upon any conversion of Preferred Stock that occurs after such record date, the holder of Preferred Stock shall be entitled to receive, in addition to the Conversion Shares, the Distributed Property that such holder would have been entitled to receive in respect of such number of Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date. Such distribution shall be made whenever any such conversion is made. In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board and set forth in reasonable detail in a written valuation report (the "Valuation Report") prepared by the Board. The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Preferred Stock, and if the holders of a majority of the outstanding Preferred Stock object to such determination within twenty (20) business days following the date such notice is given to all of the holders of Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by not less than a majority of the holders of the Preferred Stock and acceptable to the Corporation in its reasonable discretion, whose opinion shall be binding upon the Corporation and the Preferred Stockholders. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this
Section 5(g) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(f).

            (h) Blocking Provision.
                ------------------

            (i) Except as provided otherwise in this Section 5(h)(i), the number of Conversion Shares that may be acquired by any holder, and the number of shares of Preferred Stock that shall be entitled to voting rights under
     Section 2 hereof, shall be limited to the extent necessary to insure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of
     Section 13(d) of the Exchange Act (including shares held by any "group" of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) does not exceed 4.99% of the total number of shares of Common Stock of the Corporation then issued and outstanding (the "Beneficial Ownership Cap"). For purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a holder of Preferred Stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder. Each delivery of a Conversion Notice by a holder of Preferred Stock will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, that the issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first sentence of this paragraph. Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force or effect with respect to the conversion contemplated by a particular Conversion Notice.

            (ii) In the event the Corporation is prohibited from issuing shares of Common Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Corporation shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon the full conversion of the then outstanding shares of Preferred Stock.

            (iii) Notwithstanding the foregoing provisions of Section 5(h), any holder of Preferred Stock shall have the right prior to the Date of Original Issue upon written notice to the Corporation, or after the Date of Original Issue upon (x) 61 days prior written notice to the Corporation or
     (y) upon a Change of Control the terms of which require the conversion of the Preferred Stock into Common Stock, to choose not to be governed by the Beneficial Ownership Cap provided herein.

            (i) Common Stock Reserved. The Corporation shall at all times following the Authorized Share Increase reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Preferred Stock at the time outstanding (without regard to any ownership limitations provided in Section 5(h)).

            (j) Adjustment Upon Issuance of Additional Shares of Common Stock.
                -------------------------------------------------------------

            (i) Adjustment to Conversion Value. If at any time while any Preferred Stock is outstanding the Corporation shall issue or sell any additional shares of Common Stock ("Additional Common Stock") in exchange for consideration in an amount per share of Additional Common Stock less than the Conversion Value at the time the shares of Additional Common Stock are issued or sold, then the Conversion Value immediately prior to such issue or sale shall be reduced to a price determined by dividing:

               (1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Value, plus (b) the consideration, if any, received by the Company upon such issue or sale; by

               (2) the  total  number of  shares  of  Common  Stock  outstanding immediately after such issue or sale. (ii) Issuance of Common Stock Equivalents. If at any time while the Preferred Stock is outstanding the Corporation shall issue or sell any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any securities convertible, directly or indirectly, into shares of Common Stock (regardless of the number of shares of Common Stock that the Corporation is then authorized to issue) (collectively, "Common Stock Equivalents"), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise, exchange or conversion of such Common Stock Equivalents (the "Common Stock Equivalent Price") shall be less than the current Conversion Value in effect immediately prior to the time of such issue or sale, then the current Conversion Value shall be adjusted as provided in Section 5(j)(i) on the basis that the additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued at the Common Stock Equivalent Price, as of the date of the actual issuance of such Common Stock Equivalents. No further adjustments to the current Conversion Value shall be made under this Section 5(j)
         upon the actual issue of such Common Stock upon the exercise, conversion or exchange of such Common Stock Equivalents.

            (iii) Certain Issues of Common Stock or Common Stock Equivalents Excepted. The provisions of Paragraph 5(j) shall not apply to any issuance of Additional Common Stock for which an adjustment is provided under Paragraph 5(f). The Corporation shall not be required to make any adjustment of the Conversion Value pursuant to Paragraph 5(j) in the case of the issuance of (A) shares of Common Stock upon the conversion of the Preferred Stock, the exercise of the Warrants issued pursuant to the Purchase Agreement (the "Warrants") or as payment of dividends on the Preferred Stock or the Series C Preferred Stock, (B) shares of Common Stock upon the conversion of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or the Series C Preferred Stock, (C) shares of Common Stock upon the exercise of any warrants or options (collectively, the "Existing Warrants") outstanding on the Filing Date, (D) shares of Common Stock (at issuance or exercise prices at or above fair market value), stock awards or options under, or the exercise of any options granted pursuant to, any stock-based compensation plans of the Corporation in existence as of the Date of Original Issue or any employee stock option or similar plan for the issuance of options or capital stock of the Corporation, in each case, subsequently approved by the Board and the stockholders of the Corporation, (E) shares of Common Stock pursuant to a stock split, combination or subdivision of the outstanding shares of Common Stock, (F) shares of Common Stock or Common Stock Equivalents issued in connection with a bona-fide strategic transaction approved by the Board, the primary purpose of which is not to provide financing to the Corporation, (G) shares of Common Stock or Common Stock Equivalents issued in connection with equipment leasing arrangements and bank or other institutional loans that are approved by the Board and the primary purpose of which is not equity financing; (H) shares of Common Stock in connection with any Qualified Public Offering; or (I) shares of Common Stock issuable to the holders of the promissory note issued to Georgette Klinger Inc. in the original principal amount of $1,000,000 at an effective price of no less than $.191662 per share upon conversion of such note, plus accrued
     interest   into  shares  of  Common   Stock   (collectively,   the  "Exempt
     Issuances").

            (iv) Superseding Adjustment. If, at any time after any adjustment to the current Conversion Value shall have been made pursuant to Section 5(j) as the result of any issuance of Common Stock Equivalents, (x) the right to exercise, exchange or convert all of the Common Stock Equivalents shall expire unexercised, or (y) the conversion rate or consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents shall be increased solely by virtue of provisions therein contained for an automatic increase in such conversion rate or consideration per share, as the case may be, upon the occurrence of a specified date or event, then, unless any of such Common Stock Equivalents have previously been converted or exercised at the original price, any such previous adjustments to the Conversion Value shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Upon the occurrence of an event set forth in this Section 5(j)(iv) above, there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the conversion rate or consideration per share for which shares of Common Stock or other property are issuable under such Common Stock Equivalents; whereupon a new adjustment to the current Conversion Value shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

            (k) Authorized Share Increase. The Preferred Stock may not be converted, whether pursuant to Section 5(a), Section 5(b) or otherwise until such time after the date hereof as the Corporation shall have effected an Authorized Share Increase (as hereinafter defined). The term "Authorized Share Increase" shall mean that the Corporation shall have amended its Certificate so as to increase the number of shares of Common Stock (whether by increasing the total number of authorized shares of Common Stock or combining the outstanding shares of Common Stock into a smaller number of shares or both) such that there exists a sufficient number of authorized, but unissued shares of Common Stock (after giving effect to any increase in authorized Common Stock and/or combination of outstanding shares of Common Stock that the Corporation may implement) to enable (i) all of the Preferred Stock to be converted at the then applicable Conversion Ratio, (ii) all shares of the Corporation's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Preferred Stock to be converted in accordance with their terms and (iii) all then-outstanding options, warrants or similar rights to purchase Common Stock to be exercised fully in accordance with their terms into Common Stock. The Corporation shall use its best efforts to cause an Authorized Share Increase to occur as promptly as practicable following the Date of Original Issue.

         6. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Preferred Stock is convertible and the current Conversion Value provided for in Section 5:

            (a) When Adjustments to Be Made. The adjustments required by Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in
Section 5(f)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which the Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (b) Fractional Interests. In computing adjustments under Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

            (c) When Adjustment Not Required. If the Corporation undertakes a transaction contemplated under Section 5(g) and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 5(g) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 5(g), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

            (d) Escrow of Stock. If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Preferred Stock either converts the Preferred Stock or there is a Automatic Conversion during such period or such holder is unable to convert shares pursuant to Section 5(h), such holder of Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment (as if such Preferred Stock were not yet converted) and such shares or other property shall be held in escrow for the holder of the Preferred Stock by the Corporation to be issued to holder of the Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

         7.   Merger, Consolidation or Disposition of Assets.
              ----------------------------------------------

            (a) If, after the Date of Original Issue and while any share or shares of Preferred Stock are outstanding, there occurs, other than as a result of the sale of securities pursuant to the Purchase Agreement: (i) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than 50% of the voting rights or equity interests in the Corporation, whether in one transaction or in a series of related transactions or (ii) a merger or consolidation of the Corporation or a sale, transfer or other disposition of all or substantially all the Corporation's property, assets or business to another corporation where the holders of the Corporation's voting securities prior to such transaction fail to continue to hold at least 50% of the voting power of the Corporation and such transaction is approved by the Board (each, a "Change of Control"), and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Corporation, then prior to the occurrence of any Change of Control approved by the Corporation's Board, and immediately after the occurrence of any Change of Control not approved by the Board, the Corporation shall notify the holders that they must make a change of control redemption election as set forth in this paragraph. Within 10 days after receiving such notice from the Corporation, each holder shall deliver notice to the Corporation of its election and the Corporation shall, pursuant to such holder's election,
(i) convert such holder's Preferred Stock entirely into Common Stock of the Corporation (which conversion shall take place prior to the consummation of any Change of Control transaction approved by the Board and shall take place as if such conversion were pursuant to Section 5(b)), or (ii) pay to such holder cash equal to (A) all accrued but unpaid dividends as of the date of the redemption with respect to each share to be redeemed, plus (B) 100% of the Liquidation Preference of each share of Preferred Stock to be redeemed or (iii) pay to such holder cash equal to the Current Market Price (determined as of the date immediately prior to the date on which the proposed Change of Control became effective) of the Common Stock into which the Preferred Stock is (or was) convertible immediately prior to the consummation of the Change of Control (regardless of the number of shares of Common Stock that the Corporation is then authorized to issue).

            (b) If, following the Automatic Conversion, any shares of Preferred Stock remain outstanding as described in Section 5(d) and there occurs a Change of Control pursuant to which Other Property is to be received by or distributed to the holders of Common Stock of the Corporation, then, notwithstanding the limitations provided in Section 5(h), such shares of Preferred Stock shall convert automatically into shares of Common Stock immediately prior to the effective time of such Change of Control.

         8. Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5 or any other action described in Section 5, then, unless such action will not have a materially adverse effect upon the rights of the holder of Preferred Stock, the number of shares of Common Stock or other stock into which the Preferred Stock is convertible and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

         9. Certain Limitations. Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.

         10.  Participation Rights.
              --------------------

            (a) Subject to the terms and conditions specified in this Section 10 and notwithstanding any failure to invest in accordance with Section 14 hereof, at any time while the Preferred Stock is outstanding, the holders of shares of Preferred Stock shall have a right to participate with respect to the issuance or possible issuance by the Corporation of any future equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component (as the case may be, "Additional Securities") on the same terms and conditions as offered by the Corporation to the other purchasers of such Additional Securities. Each time the Corporation proposes to offer any Additional Securities, the Corporation shall make an offering of such Additional Securities to each holder of shares of Preferred Stock in accordance with the following provisions:

            (i) The Corporation shall deliver a notice (the "Issuance Notice") to the holders of shares of Preferred Stock stating (a) its bona fide intention to offer such Additional Securities, (b) the approximate number of such Additional Securities to be offered, (c) the price (or pricing formula) and terms, if any, upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities.

            (ii) By written notification received by the Corporation, within ten
     (10) days after giving of the Issuance Notice, any holder of shares of Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice, up to that number of such Additional Securities which equals such holder's Pro Rata Amount (as defined below). The "Pro Rata Amount" for any given holder of shares of Preferred Stock shall equal that portion of the Additional Securities that the Corporation proposes to offer which equals the proportion that the number of shares of Common Stock that such holder owns or has the right to acquire (without giving effect to the limitations contained in Section 5(h)) bears to the total number of shares of Common Stock then outstanding (assuming in each case the full conversion and exercise of all convertible and exercisable securities then outstanding).

            (iii) If all Additional Securities which the holders of shares of Preferred Stock are entitled to obtain pursuant to Section 10(a)(ii) are not elected to be obtained as provided in Section 10(a)(ii) hereof, the Corporation may, at its option, during the 90-day period following the expiration of the period provided in Section 10(a)(ii) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Issuance Notice. If the Corporation does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the holders of shares of Preferred Stock in accordance herewith.

            (b) The rights of the holders of Preferred Stock under this Section 10 shall not apply to any of the Exempt Issuances.

            (c) The participation right set forth in this Section 10 may not be assigned or transferred, except in connection with an assignment or transfer of the holder's shares of Preferred Stock and except that such right is assignable by each holder of shares of Preferred Stock to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such holder.

            (d) The participation right set forth in this Section 10 shall expire in its entirety on the date of the consummation of a Qualified Public Offering.

            (e) The rights of the holders of Preferred Stock under this Section 10 shall not apply to any sale of Additional Securities where the Fully-Exercising Investors purchase all of such Additional Securities pursuant to Section 14 hereof.

         11. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock owned by such holder (without regard to the ownership limitations set forth in Section 5(h)).

         12. Notices of Record Date. In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend or a dividend set forth in Section 1 hereof) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

         13.  Redemption.
              ----------

            (a) Redemption at the Holders' Elections. If a Redemption Triggering Event (as defined below) has occurred, and a holder has so elected, the Corporation shall redeem the Preferred Stock of any holder who gives a Demand for Redemption (as defined below). The Corporation shall, promptly thereafter, redeem the shares of Preferred Stock as set forth in the Demand for Redemption. The Corporation shall effect such redemption on the Redemption Date by paying in cash for each such share to be redeemed an amount equal to the greater of (i) the Redemption Price (as defined below) or (ii) the total number of shares of Common Stock into which such Preferred Stock is convertible multiplied by the Current Market Price at the time of the Redemption Triggering Event. "Redemption Triggering Event" means the Corporation's failure or refusal to convert any shares of Preferred Stock in accordance with the terms hereof, or the providing of written notice to such effect. "Redemption Price" means (i) all accrued but unpaid dividends as of the date of Demand for Redemption with respect to each share to be redeemed, plus (ii) 100% of the Liquidation Preference of each share to be redeemed.

            (b) Demand for Redemption. A holder desiring to elect a redemption as herein provided shall deliver a notice (the "Demand for Redemption") to the Corporation while such Redemption Triggering Event continues specifying the following:

            (i) The approximate date and nature of the Redemption Triggering Event;

            (ii) The number of shares of Preferred Stock to be redeemed; and

            (iii) The address to which the payment of the Redemption Price shall be delivered, or, at the election of the holder, wire instructions with respect to the account to which payment of the Redemption Price shall be required.

     A holder may deliver the certificates evidencing the Preferred Stock to be redeemed with the Demand for Redemption or under separate cover. Payment of the Redemption Price shall be made not later than two (2) business days after the date on which a holder has delivered a Demand for Redemption and the certificates evidencing the shares of Preferred Stock to be redeemed.

            (c) Status of Redeemed or Purchased Shares. Any shares of the Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

         14. Right of First Offer. Subject to the terms and conditions specified in this Section 14, and applicable securities laws, in the event the Corporation proposes to offer or sell any Additional Securities, the Corporation shall first make an offer of such Additional Securities to each holder of Preferred Stock in accordance with the following provisions of this Section 14, and to each holder of Series C Preferred Stock in accordance with the terms of the Certificate of Designations, Rights and Preferences for the Series C Preferred Stock. Each holder of Preferred Stock shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and affiliates in such proportions as it deems appropriate.

            (a) The Corporation shall deliver a written notice, in accordance with the provisions of Section 16 hereof, (the "Offer Notice") to each of the holders of Preferred Stock stating (i) its bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Additional Securities. By written notification received by the Corporation within twenty (20) calendar days after mailing of the Offer Notice, each of the holders of Preferred Stock, together with each of the holders of the Series C Preferred Stock, may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such Additional Securities which equals the proportion that the liquidation preferences of the Preferred Stock held by such holder bears to the aggregate liquidation preference of all of the shares of Preferred Stock and Series C Preferred Stock then outstanding. The Company shall promptly, in writing, inform each holder of Preferred Stock and Series C Preferred Stock that elects to purchase all the shares available to it (each, a "Fully-Exercising Investor") of any other holder's failure to do likewise. During the ten (10) calendar day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Additional Securities for which holders of Preferred Stock and Series C Preferred Stock were entitled to subscribe but which were not subscribed for by the holders of Preferred Stock and Series C Preferred Stock which is equal to the proportion that the liquidation preference of the Preferred Stock held by such Fully-Exercising Investor bears to the aggregate liquidation preference of the Preferred Stock and Series C Preferred Stock held by all Fully-Exercising Investors who wish to purchase such unsubscribed shares. If all Additional Securities referred to in the Offer Notice are elected to be purchased or obtained as provided in this Section 14(a), then the Corporation and the Fully-Exercising Investors shall thereupon seek, in good faith, to negotiate and execute definitive legal documents with respect to such offering.

            (b) If all Additional Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 14(a) hereof, then the Corporation (i) shall deliver the Issuance Notice pursuant to Section 10 hereof, (ii) shall have no further obligation to the Fully-Exercising Investors or any other holders of Preferred Stock under this Section 14 with respect to the Additional Securities that are subject to such Offer Notice during the Offering Period (as defined below), and may, during the one hundred
(100) day period following the expiration of the period provided in Section 14(a) hereof (the "Offering Period"), offer all of such Additional Securities to any person or persons, subject to Section 10 hereof, at a price not less than, and upon terms no more favorable to the offeree than those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Additional Securities within such period, or if such agreement is not consummated within thirty (30) days following the execution thereof, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered unless first reoffered to the holders of Preferred Stock in accordance with this Section 14.

            (c) The right of first offer set forth in this Section 14 shall expire in its entirety on the date of the consummation of a Qualified Public Offering.

            (d) The rights of the holders of Preferred Stock under this Section 14 shall not apply to any of the Exempt Issuances.

         15. Status of Authorized, but Unissued Shares of Preferred Stock. Shares of Preferred Stock shall be issued only at the Closing (as defined in the Purchase Agreement) pursuant to the terms of the Purchase Agreement. Any attempt of the Corporation to issue shares of Preferred Stock other than in accordance with the Purchase Agreement shall be null and void.

         16. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows: (i) if to the Corporation, to TrueYou.com, Inc., 501 Madison Avenue, Suite 407, New York, New York 10022, Attn: President, Fax: 212-754-2520, or (ii) if to a holder of Preferred Stock, to the address or facsimile number appearing on the Corporation's stockholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Preferred Stock may provide to the other in accordance with this Section.

         17. Stock Transfer Taxes. The issue of stock certificates upon conversion of the Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Designations, Rights and Preferences, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his hand this 22nd day of December, 2005.

TRUEYOU.COM, INC.



By: /s/ Andrew Lipman
    -------------------
    Name:  Andrew Lipman
    Title: Vice President

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Preferred Stock)

         The undersigned hereby irrevocably elects to convert the number of shares of Series D Cumulative Convertible Preferred Stock (the "Preferred Stock") indicated below into shares of common stock, par value $0.001 per share (the "Common Stock"), of TrueYou.com, Inc., a Delaware corporation (the "Corporation"), according to the Certificate of Designation of the Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate representing the Preferred Stock being converted is attached hereto.

0
Date of Conversion (Date of Notice)

________________________________________________________________________________
Number of shares of Preferred Stock owned prior to Conversion


________________________________________________________________________________
Number of shares of Preferred Stock to be Converted


________________________________________________________________________________
Stated Value of Preferred Stock to be Converted


________________________________________________________________________________
Amount of accumulated and unpaid dividends on shares of Preferred Stock to be Converted


________________________________________________________________________________
Number of shares of Common Stock to be Issued (including conversion of accrued but unpaid dividends on shares of Preferred Stock to be Converted)

________________________________________________________________________________
Applicable Conversion Value


________________________________________________________________________________
Number of shares of Preferred Stock owned subsequent to Conversion



Conversion Information:[NAME OF HOLDER]

_______________________________________

Address of Holder:

_______________________________________
_______________________________________
Issue Common Stock to (if different than above):

Name:_______________________________

Address:____________________________

______________________________
Tax ID #:_____________________


         The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the "Beneficial Ownership Cap" contained in Section 5(h) of the Certificate of Designation of the Preferred Stock.

________________________________________________
Name of Holder




By:_____________________________________________
Name:
Title: